 Exhibit 99.5
LETTER TO CLIENTS
Offer by
LOIS ACQUISITION CORP.
a direct wholly owned subsidiary of
MICROSEMI CORPORATION
to exchange each outstanding share of common stock of
PMC-SIERRA, INC.
for
$9.22 in cash
and
0.0771 shares of common stock of Microsemi Corporation.
(subject to the terms and conditions described in the prospectus/offer to exchange and this letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, AT THE END OF JANUARY 14, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

December 16, 2015
To Our Clients:
Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by Lois Acquisition Corp. (the “Offeror”), a direct wholly owned subsidiary of Microsemi Corporation (“Microsemi”), to exchange, for each issued and outstanding share of common stock, par value $0.001 per share, of PMC-Sierra, Inc. (“PMC”):
•
$9.22 in cash; and

•
0.0771 shares of common stock of Microsemi Corporation, plus cash in lieu of any fractional shares;

in each case, without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and this letter of transmittal, together with any amendments or supplements thereto, the “offer”).
We (or our nominees) are the holder of record of shares of PMC common stock held by us for your account. A tender of such shares of PMC common stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of PMC common stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of PMC common stock held by us for your account.
We urge you to read the enclosed prospectus/offer to exchange and letter of transmittal regarding the offer carefully before instructing us to tender your shares of PMC common stock.
If you wish to have us tender any or all of your shares of PMC common stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of PMC common stock, all such shares of PMC common stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.
Instructions with Respect to the Offer to Exchange
The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by Lois Acquisition Corp. (the “Offeror”), a direct wholly owned subsidiary of Microsemi Corporation (“Microsemi”), to exchange, for each issued and outstanding share of common stock, par value $0.001 per share, of PMC-Sierra, Inc. (“PMC”):
•
$9.22 in cash; and

•
0.0771 shares of common stock of Microsemi Corporation, plus cash in lieu of any fractional shares;

in each case, without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and this letter of transmittal, together with any amendments or supplements thereto, the “offer”).
Check the box if the undersigned wishes to tender ALL of the undersigned’s shares of PMC common stock:
☐
CHECK HERE TO TENDER ALL SHARES

Check the box if the undersigned wishes to tender SOME of the undersigned’s shares of PMC common stock:
☐
CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES: ________ SHARES*

*
If left blank, or if the undersigned checked the box to tender all of the undersigned’s shares above, it will be assumed that all shares of PMC common stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
ACCOUNT NUMBER:
Dated:

(Signature(s))

Please Print Name(s)
Address(es):

(Zip Code)
Area code and telephone number(s)
Taxpayer Identification or Social Security No.(s)
PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, MICROSEMI, THE OFFEROR OR PMC.